ADMINISTRATION AGREEMENT

         This Administration Agreement is made this ____ day of ___________, 2000, by and between Baird Funds, Inc., a Wisconsin corporation (the "Corporation"), and Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Administrator").

                                   WITNESSETH:

         WHEREAS, the Corporation is engaged in business as an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Administrator desires to provide administrative and supervisory services to investment companies and to the Fund(s) listed on Exhibit A, as amended from time to time (each a "Fund" and collectively the "Funds") in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Corporation desires to retain the Administrator to render supervisory and corporate administrative services to the Funds.

         NOW, THEREFORE, in consideration of the premises and the terms and provisions hereinafter set forth, the parties hereto agree as follows:

         1. EMPLOYMENT OF THE ADMINISTRATOR. The Corporation hereby employs the Administrator to administer the affairs of the Fund subject to the direction of the Board of Directors and the officers of the Corporation, for the period and on the terms hereinafter set forth. The Administrator hereby accepts such employment and agrees during such period to render the services or provide for the provision of such services and to assume the obligations herein set forth for the compensation herein provided.

         2. OBLIGATIONS OF THE ADMINISTRATOR. The Administrator, at its expense, shall supply the Board of Directors and officers of the Corporation with all statistical information and reports reasonably required by it and reasonably available to the Administrator and furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Administrator shall oversee the maintenance of all books and records with respect to the Fund's securities transactions in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that any records it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the Act for the periods prescribed by Rule 31a-2 under the Act.

         3. EXPENSES OF THE FUND. The Administrator assumes and shall pay for maintaining its staff and personnel, and shall at its own expense provide the equipment, office space and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator assumes and shall pay all other expenses of the Fund, including, without limitation: insurance, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates and prospectuses (except to the extent paid by the investment advisor pursuant to the Investment Advisory Agreement by and between the parties hereto dated _______, 2000), the insurance required by Section 17(g) of the Act, charges of a custodian for safekeeping of the Fund's securities, Securities and Exchange Commission fees, expenses of registering the shares of the Fund under Federal and state securities laws, fees and expenses of directors who are not interested persons of the Fund, accounting and pricing costs (including the daily calculation of net asset value), interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund.

         4. COMPENSATION. As compensation for the services rendered, the facilities furnished and the expenses assumed by the Administrator, the Fund shall pay to the Administrator at the end of each calendar month a fee at the annual rate of 0.05% of the Fund's average daily net assets as determined and computed in accordance with the description of the method of determination of net asset value contained in the Fund's Prospectus and Statement of Additional Information.

         5. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Fund hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others. Subject to, and in accordance with the Articles of Incorporation and By-Laws of the Fund and Section 10(a) of the Act, it is understood that directors, officers, agents and beneficial holders of the Fund are or may be "interested persons" (as defined in the Act) of the Administrator or its affiliates, and that directors, officers, agents or shareholders of the Administrator or its affiliates are or may be "interested persons" of the Fund as beneficial holders or otherwise.

         6. LIABILITIES OF THE ADMINISTRATOR. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be liable to the Fund or to any beneficial holder of the Fund for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         7. RENEWAL. The term of this Agreement shall commence on the date hereof and shall continue in effect for a period of two years and is renewable thereafter for successive one year periods if such continuance is approved at least annually by (i) the Fund's Board of Directors, or by a vote of the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

         8. TERMINATION. This Agreement (i) may be terminated at any time without the payment of any penalty either by vote of the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, on 60 days written notice to the Administrator and (ii) may be terminated at any time by the Administrator on 60 days written notice to the Fund.

         9. AMENDMENTS. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, or by a vote of the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         10. NOTICES. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficient when mailed by United States certified mail, return receipt requested, or delivered in person against receipt to the party to whom it is to be given, at the address of such party set forth below:

If to the Administrator:

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, WI 53202-5391

If to the Fund:

Baird Funds, Inc.
777 East Wisconsin Avenue
Milwaukee, WI 53202-5391

or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.

         11. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted.

         12. HEADINGS. Any paragraph headings in this Agreement are for convenience of reference only, and shall be given no effect in the construction and interpretation of this Agreement or any provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

BAIRD FUNDS, INC.

By:  _________________________

Title:  ________________________


ROBERT W. BAIRD & CO. INCORPORATED

By:  _________________________

Title:  ________________________



                                                                       EXHIBIT A

      NAME OF SERIES                                                 DATE ADDED

         Baird Intermediate Bond Fund

         Baird Core Bond Fund

         Baird Aggregate Bond Fund

         Baird Short-Term Bond Fund

         Baird Intermediate Municipal Bond Fund